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Exhibit 32

ISONICS CORPORATION
Certification pursuant to 18 U.S.C. §1350 of the
Chief Executive Officer and Chief Financial Officer

        In connection with the Annual Report on Form 10-K (the "Report") of Isonics Corporation (the "Company") for the year ended April 30, 2008, each of the undersigned Christopher Toffales, the Chief Executive Officer of the Company, and Gregory A. Meadows, the Chief Financial Officer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned's knowledge and belief:

        1.     The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 11, 2008	/s/ CHRISTOPHER TOFFALES Christopher Toffales, Chief Executive Officer
August 11, 2008	/s/ GREGORY A. MEADOWS Gregory A. Meadows, Chief Financial Officer

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ISONICS CORPORATION Certification pursuant to 18 U.S.C. §1350 of the Chief Executive Officer and Chief Financial Officer